Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE

TPI COMPOSITES, INC.
AMENDED AND RESTATED 2015 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:March 14, 2018

Pursuant to the TPI Composites, Inc. Amended and Restated 2015 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), TPI Composites, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above.  Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company.

1.Restrictions on Transfer of Award.  No shares of Stock shall be issued in settlement of the Award until the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.Vesting of Restricted Stock Units.  Subject to any acceleration of vesting provisions set forth below, 100% of the Restricted Stock Units shall vest on the third anniversary of the Grant Date (the “Vesting Date”), so long as the Grantee remains in a continuous service relationship with the Company or any of its Subsidiaries through such Vesting Date:

Notwithstanding the foregoing, in the event the Grantee’s service relationship with the Company or any of its Subsidiaries is terminated due to death or Disability prior to the Vesting Date, 100% of the Restricted Stock Units shall immediately become vested on the date of such termination and settled pursuant to Paragraph 4.

In addition, in the event of a Change in Control prior to the Vesting Date, if in connection with the Change in Control, (i) outstanding equity awards are or will be assumed, substituted or continued by the Company or its successor, and the Grantee is terminated by the Company or successor without Cause within 12 months following the Change in Control and prior to the Vesting Date or (ii) outstanding equity awards are or will not be assumed, substituted or continued by the Company or its successor, then in either case, 100% of the Restricted Stock Units shall immediately become vested on the date of such termination or the Change in Control, as applicable, and settled pursuant to Paragraph 4.

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The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

For purposes of this Agreement,

“Cause” mean (i) the Grantee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Grantee by the Company; (iv) the Grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Grantee’s material violation of any provision of any agreement(s) between the Grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Change in Control” shall mean a “Sale Event” as defined in the Plan.

“Disability” shall mean “disability” as defined in Section 422(c) of the Code.

3.Termination of Service Relationship.  Subject to Paragraph 2, if the Grantee’s service relationship with the Company or any of its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.Issuance of Shares of Stock.  As soon as practicable following the Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Tax Withholding.   The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  Unless otherwise provided by the Administrator at the time of grant the Company shall cause the required minimum tax withholding obligation to be satisfied by withholding from shares of

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Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the required minimum withholding amount due and the Grantee shall be deemed to have been issued the full number of shares of Stock subject to the vested Award.

7.Section 409A of the Code.  This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.No Obligation to Continue Service Relationship.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s service relationship with the Company or any of its Subsidiaries and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the service relationship of the Grantee at any time.

9.Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.Data Privacy Consent.  In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”).  By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.  The Grantee shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

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11.Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

TPI COMPOSITES, INC.

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.  Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address:

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